Exhibit 10.3
   Second Amendment to the NBT Bancorp Inc. 401(k) and Employee Stock Ownership
                                      Plan
                             Effective July 2, 2001.


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                             SECOND AMENDMENT TO THE
NBT BANCORP INC. 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

       THIS AMENDMENT, made this 2nd day of July, 2001, by NBT BANCORP INC.
                        (hereinafter called "Employer").

WHEREAS, the Employer did establish the NBT BANCORP INC. 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended, and

WHEREAS, the Employer reserved the right to amend said Plan;

NOW THEREFORE, effective as of January 1, 2001, the Plan shall be amended as follows:


1. Section 4.1 of ARTICLE IV, CONTRIBUTION AND ALLOCATION is hereby amended by adding after the last sentence thereof the following provision as Subpart
     (e):

     "(e) A special one-time contribution of $13,142.24, which shall be deemed a Participating Employer Non-Elective Contribution. Only Participants who are employed on January 24, 2001 and who were penalized by a liquidation fee in the SF Guaranteed contract issued by Mass Mutual as a result of the merger of LA Bank, N.A. with NBT Bancorp Inc. shall be eligible to share in the special one-time contribution."

2. Subpart (b) of Section 4.4 of ARTICLE IV, CONTRIBUTION AND ALLOCATION is hereby amended by adding after the last sentence thereof the following provision as Subpart (4):

     "(4) With  respect  to  the  special one-time contribution made pursuant to
          Section 4.1(e), to each Participant's Account in an amount equal to 4.137% of the amount of the Participant's Account invested in the SF Guaranteed contract issued by Mass Mutual as of January 24, 2001.
          Notwithstanding the foregoing, no amount shall be contributed to a Participant's Account if the contribution would cause the Participant's Account to exceed the limitations of Code Section 415."

3.   In  all  other respects, the Plan shall remain unchanged by this Amendment.



IN WITNESS WHEREOF, the Employer has caused this instrument to be executed the day and year first above written.

                                             /s/ Jane E. Neal
                                             Executive Vice President


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